SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

	   NORTHSTAR ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware 				   33-080 3434
(State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)           Identification No.)


                  Suite 1455 - 409 Granville Street
				Vancouver, BC V6C 1T2
          (Address of principal executive offices, including zip code)




                           (Full titles of the Plans)

Consulting Agreement / Consultant Benefit Plan /Corporate Employee Plan

                               Wilson Russell
			     Suite 1455 - 409 Granville Street
				    Vancouver, BC    V6C 1T2
					(604) 685-0364
           (Name, address and telephone number of agent for service)

                                    Copy to:
                             Frank W. Birkholz, P.S.
                     1001 Fourth Ave. Plaza Bldg., Suite 3827
                            Seattle, Washington 98154

                        CALCULATION OF REGISTRATION FEE

===============================================================================
Title Of Each                     Proposed       Proposed
  Class Of                        Maximum        Maximum
 Securities      Amount           Offering       Aggregate         Amount Of
    To Be         To Be           Price          Offering          Registration
 Registered    Registered         Per Unit       Price             Fee

--------------------------------------------------------------------------------

Common Stock   4,446,000 Shares
par value                         $0.0001/share  $447              $100
$0.0001
per share
--------------------------------------------------------------------------------
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*
         ----------------
Item 2.  Registrant Information and Employee Plan Annual Information.*
         -------------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

   The following documents have been filed by the Registrant with the Securities and Exchange Commission and are incorporated by reference in this Registration Statement:



(1) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000 and June 30, 2000 and September 30, 2000, and SB-1 Registration Statement filed November 1, 1999, as amended by filings dated 11/17, 11/19, 11/30, 12/21,
    12/27, 1999, 1/24, 2/10, 3/22, 4/7, 4/10 9/1 and 9/25, 2000.

(1) The description of the Registrant's Common Stock is contained in the Form 10-Q quarterly reports dated March 31, 2000 and June 30, 2000 and September 30, 2000, and in the SB-1 Registration Statement filed November 1, 1999, as amended, and the audited financial statements contained in the SB-1 Registration Statement.

   In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Registrant will provide without charge to such person a copy of any and all documents(excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to Northstar Electronics, Inc., Suite 1455 - 409 Granville Street,
Vancouver, BC   V6C 1T2, Attention: Wilson Russell, President and
Principal Financial Officer.



Item 4.  Description of Securities.
         -------------------------

   Common Stock of Northstar Electronics, Inc., Par Value $0.0001. See above reference filings for further information.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     None.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Registrant has authority under Article 145 of the State of Delaware Business Corporation Law Act (the "DBCLA") to indemnify its directors and officers to the extent provided for in the DBCLA. The Registrant's Articles of Incorporation, as amended, permit indemnification of directors and officers to the fullest extent permitted by law.

     The Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors and corporate employees and agents under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS;
INSURANCE. -


 (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
(b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation including absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.



     The Registrant intends to obtain directors and officers liability
Insurance.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

   Not Applicable.


Item 8.  Exhibits.
         --------

   The following documents are filed as exhibits to this Registration
Statement:

     4.1 Not Applicable

     5.1  Opinion of Frank Birkholz, Securities Counsel.

     15.1 Letter re unaudited financial information

23.1 Consent of counsel (included in the opinion filed as Exhibit 5.1 of this Registration Statement).

     23.2 Consent of Pannell Kerr Forster, Independent Chartered
Accountants

     24.1 Power of Attorney (included on signature page hereof)

     26.1 Not applicable

Item 9.  Undertakings.
         ------------

        The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


                                     II-2


              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                     II-3


                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on the 22 day of November, 2000.

                                NORTHSTAR ELECTRONICS, INC.



                                By: /s/ Wilson Russell
                                -----------------------------------
                                    Wilson Russell
                                    President and Principal
                                    Financial Officer


                       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Northstar Electronics, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Wilson Russell as true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact as agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Dated November 22, 2000.



/s/ Wilson Russell
Wilson Russell



/s/ Frank Power
Frank Power



/s/ Lee Meyer
Lee Meyer



/s/ Kenneth Summers
Kenneth Summers

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Wilson Russell
Wilson Russell
President, Principal Financial Officer, and Director
Date: November 22, 2000



/s/ Frank Power
Frank Power
Director
Date: November 22, 2000



/s/ Lee Meyer
Lee Meyer
Director
Date: November 22, 2000


/s/ Kenneth Summers
Kenneth Summers
Director
Date: November 22, 2000

	                     INDEX TO EXHIBITS

Exhibit Number          Exhibit


     5.1         Opinion of Frank Birkholz, Counsel.


     23.1 Consent of counsel (included in the opinion filed as Exhibit 5.1 of this Registration Statement).

     23.2        Consent of Pannell Kerr Forster, Independent Chartered
                 Accountants

     24.1        Power of Attorney (included on signature page hereof)



                                     II-6
     EX-5.1

                 OPINION OF Frank W. Birkholz, COUNSEL




                           November 22, 2000



Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C. 20549

          Re:  Registration Statement on Form S-8

Dear Ladies and Gentlemen:

     We have reviewed the Articles of Incorporation (as amended) of Northstar Electronics, Inc., a Delaware corporation (the "Company").

     Subject to approval of the Board of Directors of the Company of the issuances of the shares pursuant to the various employee or consultant benefit plans which are the subject to this Registration and payment of $.0001/per share for each share issued hereunder, and approval by the Board of Directors of the various employee or consultant benefit plans or agreements which are the subject to this Registration, and further subject, as to each person receiving shares under such employee benefit or consultant agreement that bona fide services are to be performed thereunder for purposes permitted by Form S-8 under the Securities Act of 1933, and without allowance for whether the Business Judgment of said Directors would or would not be supported in a proceeding to verify or challenge that judgment, it being assumed solely for the purposes hereof that such business judgment would be affirmed, but without opinion as to the possibility as to that or any other possible collateral attack thereon:

     Based upon the foregoing and in reliance thereon, we advise you that in our opinion the Shares, when issued and delivered in accordance with the provisions of the various plans and agreements, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Respectfully submitted,


                                 /s/ Frank W. Birkholz,
                                     Counsel




     EX-23.2


                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS





Board of Directors
Northstar Electronics Inc.
1455-409 Granville Street
Vancouver, BC  V6G 2J2

and

Securities and Exchange Commission


We consent to the incorporation by reference in this Registration Statement on Form S-8 to the December 31, 1999 Audited Financial Statements as covered by our report dated March 13, 2000 with respect to the financial statements of Northstar Electronics, Inc. included in the Form SB-1 filed with the Securities and Exchange Commission on or about March 13, 2000.





"Pannell Kerr Forster"

CHARTERED ACCOUNTANTS

Vancouver, Canada
November 21, 2000




ASH/dm